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                                                                EXHIBIT 99.1

CONTACT:    Ralph J. Vaclavik
            President Casinos, Inc.
            St. Louis, Missouri 63102
            314-622-3018

                                                       FOR IMMEDIATE RELEASE

               PRESIDENT CASINOS, INC. ANNOUNCES COLUMBIA SUSSEX
              IS THE WINNING BIDDER FOR ITS ST. LOUIS OPERATIONS

ST. LOUIS, MISSOURI, October 7, 2004 -- President Casinos, Inc. (OTC:PREZQ.OB) today announced that Columbia Sussex was the winning over-bidder for the Company's St. Louis casino operations under the terms of
Section 363 of the United States Bankruptcy Code. The agreement is for a purchase price of $57.0 million, subject to certain closing adjustments. A hearing to approve the auction results and sale to the winning bidder is scheduled before the United States Bankruptcy Court for the Eastern District of Missouri on October 13, 2004. The sale is also contingent upon licensing approval of Columbia Sussex by the Missouri Gaming Commission. The closing is anticipated to occur in the Spring of 2005. It is anticipated that the operation will continue in St. Louis with the new owners. In the interim, casino operations and management will remain business as usual.

President Casinos, Inc. owns and operates dockside gaming facilities in Biloxi, Mississippi and downtown St. Louis, Missouri, north of the Gateway Arch.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, lender cooperation, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein. Additional information concerning potential factors that could affect the Company's financial condition, results of operations and expansion projects is included in the filings of the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2004 and Quarterly Report on Form 10-Q for the quarter ended May 31, 2004.

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